Exhibit 10.14

FOURTH Amendment to

AGREEMENT OF Sale

THIS FOURTH AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made as of this 19th day of February, 2024 (the “Effective Date”), by and between LONGHORN JUNCTION OWNER (TX), LP, a Delaware limited partnership (“Seller”), and EXETER PROPERTY GROUP, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.            Seller and Purchaser are parties to that certain Agreement of Sale dated December 21, 2023, for the purchase and sale of the property located at 110 Southeast Inner Loop, Georgetown, Texas, as amended by that certain First Amendment to Agreement of Sale dated January 16, 2024, as amended by Second Amendment to Agreement of Sale dated January 30, 2024, and as amended by Third Amendment to Agreement of Sale dated February 12, 2024 (collectively, the “Agreement”).

B.            The parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.            Definitions. Each defined term used but not defined herein has the meaning ascribed thereto in the Agreement.

2.            Article I Definitions. Article I of the Agreement is hereby modified to delete the text of the below-referenced defined terms and insert the following text in lieu thereof so as to modify such defined terms as follows:

“Due Diligence Period” shall mean the period commencing on November 28, 2023 and ending on February 26, 2024.

“Closing Date (or Date of Closing)” shall mean March 12, 2024 or such earlier date on which Seller and Purchaser shall agree in writing.

3.            Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall have the same binding effect as delivery of an executed original.

4.            Full Force and Effect. Except as amended by the terms hereof, the Agreement has not been amended or modified and remains in full force and effect.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed, as of the day and year first above written.

SELLER:

LONGHORN JUNCTION OWNER (TX), LP, a Delaware limited partnership

By: Longhorn Junction GP, LLC, its general partner

By:	/s/ S. Jefferson Greenway
Name:	S. Jefferson Greenway
Its:	Authorized Signatory

PURCHASER:

EXETER PROPERTY GROUP, LLC, a Delaware limited liability company

By:	/s/ J. Peter Lloyd
Name:	J. Peter Lloyd
Title:	Vice Manager